EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of The Parent Company, formerly known as BabyUniverse, Inc. and its subsidiaries, (the “Company”) of our report dated March 31, 2007 relating to our audit of the consolidated financial statements which appear in the Annual Report on Form 10-K of the Company for the year ended December 31, 2006.

/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California

January 8, 2008